                                                                    Exhibit 99

DATE: April 20, 2001

CONTACTS: Richard F. Komosinski, President and CEO
          Joseph D. Roberto, Senior Vice President, Treasurer and CFO

PHONE: 914-965-2500

FOR IMMEDIATE RELEASE


     YONKERS FINANCIAL CORPORATION REPORTS INCREASES OF 17.4% IN NET INCOME AND 12.8% IN DILUTED EARNINGS PER SHARE FOR THE QUARTER ENDED MARCH 31, 2001


Yonkers, New York - April 20, 2001 Yonkers Financial Corporation (NASDAQ: YFCB) (the "Company"), the holding company for The Yonkers Savings and Loan Association, FA, reported net income of $932,000 or diluted earnings per common share of $0.44 for the quarter ended March 31, 2001, compared to net income of $794,000 or diluted earnings per common share of $0.39 the quarter ended March 31, 2000, representing a 17.4% increase in net income and a 12.8% increase in diluted earnings per common share. For the six-month period ended March 31, 2001 net income increased $293,000 to $1.8 million, an increase of 19.5% compared to $1.5 million for the same period in 2000. Diluted earnings per common share were $0.85 for the six months ended March 31, 2000, an increase of 16.4% compared to $0.73 for the same period in 2001.

Commenting on the Company's first half results Richard F. Komosinski, the Company's President and Chief Executive Officer said, "We are pleased with our solid financial performance and we are particularly proud of the continued double digit increases in net income and earnings per share. On-going efforts to increase the proportion of higher-yielding multi-family and mixed-use commercial real estate loans represented in the portfolio continue to show progress with related balances having increased 16.9% to $78.8 million at March 31, 2001 compared to $67.4 million at September 30, 2000. Progress also continues in the expansion of our retail franchise as deposits grew $31.8 million to $356.9 million at March 31, 2001 from $325.1 million at September 30, 2000. We feel the increases we have experienced in earnings, nonresidential loans, and deposits are consistent with our business plans and our commitment to enhancing shareholder value."

Total assets at March 31, 2001 amounted to $539.3 million, an increase of $16.4 million from $522.9 million at September 30, 2000.

Funds provided by deposit growth were primarily used to repay borrowings under Federal Home Loan Bank ("FHLB") advances and securities repurchase agreements, and investments in new loans and other assets. Total borrowings decreased $19.1 million to $138.3 million from $157.4 million at September 30, 2000. Overall total loans (loans receivable and mortgage loans held for sale) increased $8.0 million to $375.0 million at December 31, 2000 from $367.0 million at September 30, 2000. Other assets increased $7.4 million, reflecting the Company's purchase of Bank-Owned Life Insurance ("BOLI").

Stockholders' equity increased to $39.7 million at March 31, 2001 from $34.9 million at September 30, 2000, while the ratio of stockholders' equity to total assets increased to 7.4% from 6.7% at September 30, 2000. The increase is primarily due to an improvement of $3.0 million in the net unrealized after tax gain in the market value of securities available for sale and a $1.8 million increase in net income. Book value per share increased to $17.83 at March 31, 2001 from $15.65 at September 30, 2000.

Net interest income for the three months ended March 31, 2001 was $3.5 million, an increase of $12,000, from the same period in 2000. Net interest income for the six-months ended March 31, 2001 was $6.9 million, a decrease of $86,000 from the same period in the prior year. The decrease primarily reflects a decline in the average interest rate spread, partially offset by a rise in net interest earning assets (total interest earning assets less total interest bearing liabilities). The average interest rate spread for the three months and the six months ended March 31, 2001 was 2.31% and 2.22%, respectively, compared to 2.56% and 2.60% for the respective 2000 periods. The net interest margin for the three months and six months ended March 31, 2001 was 2.69% and 2.63%, respectively, compared to 2.82% and 2.85% for the respective 2000 period.

Non-interest income for the three months ended March 31, 2001 increased $351,000 to $769,000 from $418,000 for the three months ended March 31, 2000. This increase primarily reflects a $124,000 increase in the net gain on sales of securities, a $117,000 increase in the net gain on sales of real estate mortgage loans held for sale, a $58,000 increase in other non-interest income, and a $52,000 increase in service charges and fee income. The increase in net gain on sale of securities reflects sales of $8.6 million for the three months ended March 31, 2001, as compared to sales of $82,000 for the period ended March 31, 2000. The increase in net gain on sale of real estate mortgage loans held for sale reflects loans sold of $9.4 million for the three months ended March 31, 2001 as compared to $2.6 million for the period ended March 31, 2000. The increase in other non-interest income reflects income from the Company's purchase of BOLI. The increase in service charges and fee income results from increases in transaction volume. For the six months ended March 31, 2001 non-interest income increased to $1.4 million from $729,000 for the 2000 period.

Non-interest expense increased $106,000 to $2.7 million for the three months ended March 31, 2000 compared to $2.6 million for the three months ended March 31, 2000. Similarly, for the six months ended March 31, 2001 non-interest expense increased by $25,000 to $5.3 million compared to $5.2 million in the prior year. The increase in the three-month period ended March 31, 2001 primarily reflects an increase of $136,000 in compensation and benefits expense.

The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".

This news release contains various forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the company and the bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) changes in customer preferences for our products and services, (iii) changes in national and local economic and market conditions, (iv) higher than anticipated operating expenses, (v) a lower level of or higher cost for deposits or a higher cost for borrowings than anticipated, (vi) changes in accounting principles, policies or guidelines, and (vii) legislation or regulations adversely affecting the bank or the company.


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




                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      FOR THE THREE MONTHS             FOR THE SIX MONTHS
                                                                         ENDED MARCH 31,                 ENDED MARCH 31,
                                                                  ----------------------------    ----------------------------
                                                                        2001           2000             2001           2000
                                                                        ----           ----             ----           ----
Interest and dividend income:
   Loans                                                                $6,999         $6,463          $13,856        $12,505
   Securities                                                            2,306          2,327            4,639          4,714
   Other earning assets                                                    242            181              591            340
                                                                  -------------  -------------    -------------  -------------
     Total interest and dividend income                                  9,547          8,971           19,086         17,559
                                                                  -------------  -------------    -------------  -------------
Interest expense:
   Deposits                                                              3,640          2,803            7,217          5,478
   Securities repurchase agreements                                      1,084          1,565            2,373          3,179
   FHLB advances                                                         1,289          1,081            2,608          1,928
                                                                  -------------  -------------    -------------  -------------
     Total interest expense                                              6,013          5,449           12,198         10,585
                                                                  -------------  -------------    -------------  -------------
       Net interest income                                               3,534          3,522            6,888          6,974
Provision for loan losses                                                   75             35              150             70
                                                                  -------------  -------------    -------------  -------------
       Net interest income after provision for loan losses               3,459          3,487            6,738          6,904
                                                                  -------------  -------------    -------------  -------------

Non-interest income:
   Service charges and fees                                                398            346              764            616
   Net gain on sales of real estate mortgage
      loans held for sale                                                  141             24              267             47
   Net gain (loss) on sales of securities                                  121             (3)             206              1
   Other                                                                   109             51              131             65
                                                                  -------------  -------------    -------------  -------------
      Total non-interest income                                            769            418            1,368            729
                                                                  -------------  -------------    -------------  -------------
Non-interest expense:
   Compensation and benefits                                             1,532          1,396            2,991          2,862
   Occupancy and equipment                                                 371            356              738            694
   Data processing service fees                                            221            209              428            388
   Federal deposit insurance costs                                          16             14               32             53
   Other                                                                   612            671            1,085          1,252
                                                                  -------------  -------------    -------------  -------------
      Total non-interest expense                                         2,752          2,646            5,274          5,249
                                                                  -------------  -------------    -------------  -------------
        Income before income tax expense                                 1,476          1,259            2,832          2,384
Income tax  expense                                                        544            465            1,040            885
                                                                  -------------  -------------    -------------  -------------
        Net income                                                       $ 932          $ 794           $1,792         $1,499
                                                                  =============  =============    =============  =============
Earnings per common share:
       Basic                                                            $ 0.48         $ 0.40           $ 0.90         $ 0.75
       Diluted                                                            0.44           0.39             0.85           0.73
                                                                  =============  =============    =============  =============

                 See accompanying notes to financial statements

                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                MARCH 31,            SEPTEMBER 30,
                                                                                                   2001                   2000
                                                                                                   ----                   ----
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                      $   10,215              $   4,178
    Federal Funds sold                                                                                   --                  6,000
                                                                                           -----------------      -----------------
         Total cash and cash equivalents                                                             10,215                 10,178
                                                                                           -----------------      -----------------
Securities:
     Available for sale, at fair value (amortized cost of $115,125 at
       March 31, 2001 and $116,858 at September 30, 2000)                                           115,677                112,373
     Held to maturity, at amortized cost (fair value of $14,139 at
       March 31, 2001 and $16,081 at September 30, 2000)                                             14,046                 16,192
                                                                                           -----------------      -----------------
         Total securities                                                                           129,723                128,565
                                                                                           -----------------      -----------------
Real estate mortgage loans held for sale, at lower of cost or market value                            3,217                  2,743
                                                                                           -----------------      -----------------
Loans receivable, net:
     Real estate mortgage loans                                                                     360,667                354,583
     Consumer and commercial business loans                                                          12,895                 11,358
     Allowance for loan losses                                                                      (1,848)                (1,703)
                                                                                           -----------------      -----------------
         Total loans receivable, net                                                                371,714                364,238
                                                                                           -----------------      -----------------
Accrued interest receivable                                                                           3,209                  3,223
Federal Home Loan Bank ("FHLB") stock                                                                 9,298                  9,298
Office properties and equipment, net                                                                  1,708                  1,859
Other assets                                                                                         10,196                  2,770
                                                                                           -----------------      -----------------
         Total assets                                                                            $  539,280             $  522,874
                                                                                           =================      =================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                    $  356,948             $  325,106
     Securities repurchase agreements                                                                73,012                 85,012
     FHLB advances                                                                                   65,320                 72,400
     Other liabilities                                                                                4,260                  5,474
                                                                                           -----------------      -----------------
         Total liabilities                                                                          499,540                487,992
                                                                                           -----------------      -----------------

Commitments and contingencies

Stockholders' equity
     Preferred stock (par value $0.01 per share; 100,000
        shares authorized; none issued or outstanding)                                                   --                     --
     Common stock (par value $0.01 per share: 4,500,000
        shares authorized; 3,570,750 shares issued)                                                      36                     36
     Additional paid-in capital                                                                      35,555                 35,443
     Unallocated common stock  held by employee stock
        ownership plan ("ESOP")                                                                     (1,429)                (1,572)
     Unamortized awards of common stock under management
        recognition plan ("MRP")                                                                      (183)                  (329)
     Treasury stock, at cost (1,342,011 shares )                                                   (22,037)               (22,037)
     Retained income, substantially restricted                                                       27,448                 26,032
     Accumulated other comprehensive loss                                                               350                (2,691)
                                                                                           -----------------      -----------------
         Total stockholders' equity                                                                  39,740                 34,882
                                                                                           -----------------      -----------------
                                                                                                 $  539,280             $  522,874
                                                                                           =================      =================

          See accompanying notes to consolidated financial statements



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